Silver Star Properties announces the sale of its Cooper Street Plaza retail center in Arlington, Texas.

HOUSTON, TEXAS, UNITED STATES, July 5, 2023/EINPresswire.com/ -- Silver Star Properties REIT, Inc. (Silver Star Properties), announces the sale of its Cooper Street Plaza retail center in Arlington, Texas, as it continues a strategic move to reposition the REIT, streamline its operations, and optimize its balance sheet.

Cooper Street Plaza is a bustling 4-building, 127,696 square foot retail center conveniently located just one light south of I-20 Ronald Reagan Memorial Highway. Since it was acquired in 2012, the center has averaged 90% occupancy and boasts a diverse array of well-known tenants, including Home Depot, Office Max, K&G and Black Rifle Coffee Co.

Commenting on the disposition, the Company's President, David Wheeler, shared, “The sale of Cooper Street is another milestone toward our repositioning of assets into self-storage and our effort to improve the balance sheet through a 1031 tax-free exchange.”

For more information about Silver Star Properties and its ongoing activities, please visit www.silverstarreit.com or contact their office on 800-880-2212.

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Forward-Looking Statements: This press release contains certain forward-looking statements. Because such statements include risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and you should not place undue reliance on any such statements. Several important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of the annual report on Form 10-K for Silver Star Properties REIT, Inc. and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.